Exhibit 1.01 Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2017

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson for the year ended December 31, 2017 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson is a global provider of infrastructure, services and software – especially in networks, digital services and managed services – to the telecom industry and other sectors. This report has been prepared by the management of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson”, the “Company”, “we”, “us”, or “our”). This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: http://www.ericsson.com/thecompany/investors/financial-reports.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1	General information on Ericsson’s supply chain

The hardware provided by Ericsson largely consists of electronics. The supply chain is complex with multiple tiers of suppliers. For manufacturing, Ericsson purchases customized and standardized components from several global providers as well as from local and regional suppliers, either off-the-shelf or in accordance with Ericsson’s design or specifications. The production of electronic modules and sub-assemblies is mostly outsourced. Final configuration of products is largely done in-house. This consists of assembling and testing modules and integrating them into complete units. A number of Ericsson’s suppliers design and manufacture highly specialized and customized components. There are generally many tiers of suppliers between 3TG (defined below) smelters and refiners and our direct suppliers. During 2017, Ericsson divested its power modules business.

2.2	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry 2017

Ericsson gathers materials information from our suppliers. Through this we know that many of our products contain small amounts of tin, tantalum, tungsten and gold (“3TG”) that are necessary to the functionality of those products.

As part of Ericsson’s commitment to responsible sourcing and human rights it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”), or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG are aligned with the Responsible Minerals Initiative (RMI) and our aim is to improve traceability in our supply chain. Ericsson does not prohibit sourcing of materials from the DRC or adjoining countries or avoid using 3TGs. The Company has a Conflict Minerals program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG. Senior management is regularly informed about matters relating to 3TG.

Exhibit 1.01    Conflict Minerals Report

Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG contained in components and parts included in Ericsson’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG. The due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, suppliers are required to comply with the requirements of the Ericsson Lists of Banned and Restricted Substances, which include an obligation to provide information on 3TG upon request and to have appropriate due diligence processes in place to identify the source and chain of custody of 3TG. Our first-tier suppliers are similarly to Ericsson reliant upon information provided by their suppliers.

The identification of first-tier suppliers of Ericsson that are in scope under the Rule involves different parts of Ericsson’s global organization. The sourcing organization has an important role in leading and coordinating the work. Suppliers identified to be in scope are first-tier suppliers of Ericsson supplying (i) products containing 3TG that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, that are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e. products purchased “off-the shelf”) and not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule. In our annual inquiry we survey first tier suppliers identified to be in scope and analyze and follow up on the responses as we deem appropriate. Accordingly, during 2017, Ericsson conducted a reasonable country of origin inquiry to determine the origin of the 3TG in Ericsson’s products. The inquiry did not provide sufficient information to determine with specificity the countries of origin of the 3TG in our products or whether they are from recycled and scrap sources.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. We typically do not have a direct relationship with 3TG smelters and refiners and we do not perform or direct audits of these entities within our supply chain. In accordance with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities. During 2017, we used data obtained through the RMI in our internal processes, using the Reasonable Country of Origin Inquiry Report for Ericsson.

3.	Due Diligence

Ericsson has processes in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms substantially to the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance. Ericsson’s Conflict Minerals program focuses on identifying the origin of 3TG; however, Ericsson acknowledges the challenge to identify, detect and remedy other human rights and environmental risks relating to sourcing of 3TG.

Exhibit 1.01    Conflict Minerals Report

3.1	Maintain strong management systems

The first step of the OECD Guidance relates to strong management systems. As mentioned above, Ericsson has established a Conflict Minerals program for reporting on 3TG and compliance with the Rule. Senior management is regularly informed about matters relating to 3TG. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct, which outlines expected behaviors for all Ericsson’s employees and suppliers, and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements relating to 3TG as described above and are integrated in our template supplier agreements.

With respect to 2017, identification of smelters/refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template 5.01 (the “Template”). The Template is a standardized supply chain survey designed to gather information regarding the smelters and refiners that process 3TGs used in our supply chain. The information from our suppliers, in combination with information from the RMI, helps Ericsson to obtain information on the origin of minerals processed. Data obtained was reviewed, analyzed and retained by Ericsson.

In 2017 we added the issue of responsible sourcing of raw materials to our Code of Conduct to clarify expectations in the area. Employees are encouraged to report violations of laws or the Code of Business Ethics to their manager or a manager of higher rank. In addition, Ericsson has a whistle-blower tool, Ericsson Compliance Line, managed by an external service provider, for the reporting of alleged violations of laws or the Code of Business Ethics that (i) are conducted by Group or local management, and (ii) relate to corruption, questionable accounting, deficiencies in the internal control of accounting or auditing matters or otherwise seriously affect vital interests of the Group or personal health and safety. Ericsson Compliance Line is available for both Ericsson employees and external stakeholders such as customers and suppliers.

3.2	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2017 survey, first tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG in their supply chain through completing and submitting the Template. Suppliers were provided with support material, including the generally available instructions and training illustrating the use of the tool that is available on RMI’s website. To ensure sufficient quality, a high response rate and to minimize risks, the responses were continuously analyzed and followed up as deemed appropriate. Data obtained was saved, reviewed and analyzed by Ericsson. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances suppliers were contacted via e-mail or telephone to improve the quality of responses and increase the response rate. In 2017, we had a risk-based approach and focused on suppliers with incomplete data since they are typically deemed to constitute a higher risk. As part of the risk mitigation additional efforts were mainly targeted at suppliers that are awarded large parts of our business.

Exhibit 1.01    Conflict Minerals Report

3.3	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an on-going process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in its Sustainability and Corporate Responsibility Report.

We continuously work to improve our due diligence with respect to 3TG, mainly focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk-based approach when reviewing and following up supplier responses and generally prioritize to follow up suppliers that are awarded large parts of our business.

3.4	Independent third-party audit of smelters’/refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’/refiners’ due diligence practices. Through our 2017 GeSI engagement we were members of the RMI, supporting the responsible minerals assurance process (“RMAP”) as well as the development and implementation of due diligence practices and tools such as the Template. Due to the structure of our supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, we have, as mentioned in section 2.2, not performed our own audits of smelters or refiners.

3.5	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages reporting on supply chain due diligence. We have a public statement on 3TG; which is available on our website: http://www.ericsson.com/res/thecompany/docs/corporate-responsibility/statement-on-sourcing-of-conflict-minerals.pdf

In accordance with the Rule, we make our Conflict Minerals Report available on our website:

http://www.ericsson.com/thecompany/investors/financial-reports.

Exhibit 1.01    Conflict Minerals Report

4.	2017 due diligence results

For the calendar year 2017, our inquiries were made on the supplier level and the supplier responses received mainly provided data at a company or divisional level and not isolated to products and components provided to us. Our inquiries include responses where we believe that the names of smelters or refiners may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

The response rate among suppliers surveyed in 2017 was 99%. This response rate was achieved this year mainly due to our additional efforts in getting qualitative responses from our suppliers. Among the supplier responses, we identified approximately 316 smelters as potential sources of 3TG that were reported to be in the supply chain during the 2017 calendar year. The following table presents, by mineral, the percentages of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems.

Table 1. RMAP conformant smelters and refiners identified by Ericsson via inquiries to our suppliers in 2017

Metal	Identified smelters or refiners validated by RMAP conformant	Total number of identified smelters
Tantalum	100%	40
Tungsten	89%	46
Tin	88%	82
Gold	68%	148

Note: The audit status of smelters and refiners are subject to change and the above represents information available from the RMI on April 25, 2018.

We are unable to validate that any of the identified smelters or refiners are actually in our supply chain. However, based on the information provided by Ericsson’s suppliers during the 2017 calendar year, Ericsson believes that the facilities that may have been used to process the 3TG in Ericsson’s products include the smelters and refiners listed in Annex 1 below. Ericsson does not have sufficient information to determine with specificity all countries of origin of the 3TG in our products or whether they are from recycled and scrap sources.

We support the refinement and expansion of the list of participating smelters and have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

During 2018, we anticipate to continue to review and evolve our due diligence processes with respect to 3TG. As part of these efforts, we expect to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of information provided. Our engagement in the RMI program is anticipated to continue.

Exhibit 1.01    Conflict Minerals Report

5.	Forward Looking Statements

Certain of the matters discussed in this report, including our due diligence processes with respect to 3TG, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

Exhibit 1.01    Conflict Minerals Report

Annex 1

Smelters and refiners identified by Ericsson via inquiries to our suppliers during 2017.1

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
1	Gold	Abington Reldan Metals, LLC	Non Compliant	UNITED STATES OF AMERICA

2	Gold	Advanced Chemical Company	Compliant	UNITED STATES OF AMERICA

3	Gold	African Gold Refinery	Non Compliant	UGANDA

4	Gold	Aida Chemical Industries Co., Ltd.	Compliant	JAPAN

5	Gold	Al Etihad Gold LLC	Compliant	UNITED ARAB EMIRATES

6	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant	GERMANY

7	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Compliant	UZBEKISTAN

8	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Compliant	BRAZIL

9	Gold	Argor-Heraeus S.A.	Compliant	SWITZERLAND

10	Gold	Asahi Pretec Corp.	Compliant	JAPAN

11	Gold	Asahi Refining Canada Ltd.	Compliant	CANADA

12	Gold	Asahi Refining USA Inc.	Compliant	UNITED STATES OF AMERICA

13	Gold	Asaka Riken Co., Ltd.	Compliant	JAPAN

14	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Non Compliant	TURKEY

15	Gold	AU Traders and Refiners	Compliant	SOUTH AFRICA

16	Gold	Aurubis AG	Compliant	GERMANY

17	Gold	Bangalore Refinery	Active	INDIA

18	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Compliant	PHILIPPINES

19	Gold	Boliden AB	Compliant	SWEDEN

20	Gold	C. Hafner GmbH + Co. KG	Compliant	GERMANY

21	Gold	Caridad	Non Compliant	MEXICO

22	Gold	CCR Refinery - Glencore Canada Corporation	Compliant	CANADA

23	Gold	Cendres + Metaux S.A.	Compliant	SWITZERLAND

24	Gold	Chimet S.p.A.	Compliant	ITALY

25	Gold	Chugai Mining	Active	JAPAN

26	Gold	Daejin Indus Co., Ltd.	Compliant	KOREA, REPUBLIC OF

27	Gold	Daye Non-Ferrous Metals Mining Ltd.	Active	CHINA

28	Gold	Degussa Sonne / Mond Goldhandel GmbH	Non Compliant	GERMANY

29	Gold	DODUCO GmbH	Compliant	GERMANY

30	Gold	Dowa	Compliant	JAPAN

31	Gold	DS PRETECH Co., Ltd.	Active	KOREA, REPUBLIC OF

[1]	The audit status of smelters and refiners are subject to change and Annex 1 represents information available from the RMI on April 25, 2018. The audit status indicates that the smelters and refiners have been verified as conformant to the RMAP protocol or mutually recognized systems.

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
32	Gold	DSC (Do Sung Corporation)	Compliant	KOREA, REPUBLIC OF

33	Gold	Eco-System Recycling Co., Ltd.	Compliant	JAPAN

34	Gold	Elemetal Refining, LLC	Non Compliant	UNITED STATES OF AMERICA

35	Gold	Emirates Gold DMCC	Compliant	UNITED ARAB EMIRATES

36	Gold	Fidelity Printers and Refiners Ltd.	Non Compliant	ZIMBABWE

37	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Non Compliant	CHINA

38	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	Non Compliant	INDIA

39	Gold	Geib Refining Corporation	Compliant	UNITED STATES OF AMERICA

40	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Compliant	CHINA

41	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Non Compliant	CHINA

42	Gold	Guangdong Jinding Gold Limited	Non Compliant	CHINA

43	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Non Compliant	CHINA

44	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Non Compliant	CHINA

45	Gold	HeeSung Metal Ltd.	Compliant	KOREA, REPUBLIC OF

46	Gold	Heimerle + Meule GmbH	Compliant	GERMANY

47	Gold	Heraeus Metals Hong Kong Ltd.	Compliant	CHINA

48	Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant	GERMANY

49	Gold	Hunan Chenzhou Mining Co., Ltd.	Non Compliant	CHINA

50	Gold	HwaSeong CJ CO., LTD.	Non Compliant	KOREA, REPUBLIC OF

51	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Compliant	CHINA

52	Gold	Ishifuku Metal Industry Co., Ltd.	Compliant	JAPAN

53	Gold	Istanbul Gold Refinery	Compliant	TURKEY

54	Gold	Italpreziosi	Compliant	ITALY

55	Gold	Japan Mint	Compliant	JAPAN

56	Gold	Jiangxi Copper Co., Ltd.	Compliant	CHINA

57	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant	RUSSIAN FEDERATION

58	Gold	JSC Uralelectromed	Compliant	RUSSIAN FEDERATION

59	Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant	JAPAN

60	Gold	Kaloti Precious Metals	Non Compliant	UNITED ARAB EMIRATES

61	Gold	Kazakhmys Smelting LLC	Active	KAZAKHSTAN

62	Gold	Kazzinc	Compliant	KAZAKHSTAN

63	Gold	Kennecott Utah Copper LLC	Compliant	UNITED STATES OF AMERICA

64	Gold	KGHM Polska Miedz Spolka Akcyjna	Active	POLAND

65	Gold	Kojima Chemicals Co., Ltd.	Compliant	JAPAN

66	Gold	Korea Zinc Co., Ltd.	Compliant	KOREA, REPUBLIC OF

67	Gold	Kyrgyzaltyn JSC	Compliant	KYRGYZSTAN

68	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Non Compliant	RUSSIAN FEDERATION

69	Gold	L’azurde Company For Jewelry	Non Compliant	SAUDI ARABIA

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
70	Gold	Lingbao Gold Co., Ltd.	Non Compliant	CHINA

71	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Non Compliant	CHINA

72	Gold	L’Orfebre S.A.	Active	ANDORRA

73	Gold	LS-NIKKO Copper Inc.	Compliant	KOREA, REPUBLIC OF

74	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Non Compliant	CHINA

75	Gold	Marsam Metals	Compliant	BRAZIL

76	Gold	Materion	Compliant	UNITED STATES OF AMERICA

77	Gold	Matsuda Sangyo Co., Ltd.	Compliant	JAPAN

78	Gold	Metalor Technologies (Hong Kong) Ltd.	Compliant	CHINA

79	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Compliant	SINGAPORE

80	Gold	Metalor Technologies (Suzhou) Ltd.	Compliant	CHINA

81	Gold	Metalor Technologies S.A.	Compliant	SWITZERLAND

82	Gold	Metalor USA Refining Corporation	Compliant	UNITED STATES OF AMERICA

83	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Compliant	MEXICO

84	Gold	Mitsubishi Materials Corporation	Compliant	JAPAN

85	Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant	JAPAN

86	Gold	MMTC-PAMP India Pvt., Ltd.	Compliant	INDIA

87	Gold	Modeltech Sdn Bhd	Active	MALAYSIA

88	Gold	Morris and Watson	Non Compliant	NEW ZEALAND

89	Gold	Morris and Watson Gold Coast	Non Compliant	AUSTRALIA

90	Gold	Moscow Special Alloys Processing Plant	Compliant	RUSSIAN FEDERATION

91	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Compliant	TURKEY

92	Gold	Navoi Mining and Metallurgical Combinat	Non Compliant	UZBEKISTAN

93	Gold	NH Recytech Company	Active	KOREA, REPUBLIC OF

94	Gold	Nihon Material Co., Ltd.	Compliant	JAPAN

95	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Compliant	AUSTRIA

96	Gold	Ohura Precious Metal Industry Co., Ltd.	Compliant	JAPAN

97	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Compliant	RUSSIAN FEDERATION

98	Gold	OJSC Novosibirsk Refinery	Compliant	RUSSIAN FEDERATION

99	Gold	PAMP S.A.	Compliant	SWITZERLAND

100	Gold	Pease & Curren	Non Compliant	UNITED STATES OF AMERICA

101	Gold	Penglai Penggang Gold Industry Co., Ltd.	Non Compliant	CHINA

102	Gold	Planta Recuperadora de Metales SpA	Compliant	CHILE

103	Gold	Prioksky Plant of Non-Ferrous Metals	Compliant	RUSSIAN FEDERATION

104	Gold	PT Aneka Tambang (Persero) Tbk	Compliant	INDONESIA

105	Gold	PX Precinox S.A.	Compliant	SWITZERLAND

106	Gold	Rand Refinery (Pty) Ltd.	Compliant	SOUTH AFRICA

107	Gold	Remondis Argentia B.V.	Active	NETHERLANDS

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
108	Gold	Republic Metals Corporation	Compliant	UNITED STATES OF AMERICA

109	Gold	Royal Canadian Mint	Compliant	CANADA

110	Gold	SAAMP	Compliant	FRANCE

111	Gold	Sabin Metal Corp.	Non Compliant	UNITED STATES OF AMERICA

112	Gold	Safimet S.p.A	Compliant	ITALY

113	Gold	SAFINA A.S.	Active	CZECH REPUBLIC

114	Gold	Sai Refinery	Non Compliant	INDIA

115	Gold	Samduck Precious Metals	Compliant	KOREA, REPUBLIC OF

116	Gold	Samwon Metals Corp.	Non Compliant	KOREA, REPUBLIC OF

117	Gold	SAXONIA Edelmetalle GmbH	Compliant	GERMANY

118	Gold	SEMPSA Joyeria Plateria S.A.	Compliant	SPAIN

119	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Non Compliant	CHINA

120	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Compliant	CHINA

121	Gold	Sichuan Tianze Precious Metals Co., Ltd.	Compliant	CHINA

122	Gold	Singway Technology Co., Ltd.	Compliant	TAIWAN, PROVINCE OF CHINA

123	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Compliant	RUSSIAN FEDERATION

124	Gold	Solar Applied Materials Technology Corp.	Compliant	TAIWAN, PROVINCE OF CHINA

125	Gold	State Research Institute Center for Physical Sciences and Technology	Non Compliant	LITHUANIA

126	Gold	Sudan Gold Refinery	Non Compliant	SUDAN

127	Gold	Sumitomo Metal Mining Co., Ltd.	Compliant	JAPAN

128	Gold	SungEel HiTech	Compliant	KOREA, REPUBLIC OF

129	Gold	T.C.A S.p.A	Compliant	ITALY

130	Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant	JAPAN

131	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Compliant	CHINA

132	Gold	Tokuriki Honten Co., Ltd.	Compliant	JAPAN

133	Gold	Tongling Nonferrous Metals Group Co., Ltd.	Non Compliant	CHINA

134	Gold	Tony Goetz NV	Non Compliant	BELGIUM

135	Gold	TOO Tau-Ken-Altyn	Active	KAZAKHSTAN

136	Gold	Torecom	Compliant	KOREA, REPUBLIC OF

137	Gold	Umicore Brasil Ltda.	Compliant	BRAZIL

138	Gold	Umicore Precious Metals Thailand	Compliant	THAILAND

139	Gold	Umicore S.A. Business Unit Precious Metals Refining	Compliant	BELGIUM

140	Gold	United Precious Metal Refining, Inc.	Compliant	UNITED STATES OF AMERICA

141	Gold	Universal Precious Metals Refining Zambia	Non Compliant	ZAMBIA

142	Gold	Valcambi S.A.	Compliant	SWITZERLAND

143	Gold	Western Australian Mint (T/a The Perth Mint)	Compliant	AUSTRALIA

144	Gold	WIELAND Edelmetalle GmbH	Compliant	GERMANY

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
145	Gold	Yamamoto Precious Metal Co., Ltd.	Compliant	JAPAN

146	Gold	Yokohama Metal Co., Ltd.	Compliant	JAPAN

147	Gold	Yunnan Copper Industry Co., Ltd.	Non Compliant	CHINA

148	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant	CHINA

149	Tantalum	Asaka Riken Co., Ltd.	Compliant	JAPAN

150	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Compliant	CHINA

151	Tantalum	Conghua Tantalum and Niobium Smeltry	Compliant	CHINA

152	Tantalum	D Block Metals, LLC	Compliant	UNITED STATES OF AMERICA

153	Tantalum	Exotech Inc.	Compliant	UNITED STATES OF AMERICA

154	Tantalum	F&X Electro-Materials Ltd.	Compliant	CHINA

155	Tantalum	FIR Metals & Resource Ltd.	Compliant	CHINA

156	Tantalum	Global Advanced Metals Aizu	Compliant	JAPAN

157	Tantalum	Global Advanced Metals Boyertown	Compliant	UNITED STATES OF AMERICA

158	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Compliant	CHINA

159	Tantalum	H.C. Starck Co., Ltd.	Compliant	THAILAND

160	Tantalum	H.C. Starck Hermsdorf GmbH	Compliant	GERMANY

161	Tantalum	H.C. Starck Inc.	Compliant	UNITED STATES OF AMERICA

162	Tantalum	H.C. Starck Ltd.	Compliant	JAPAN

163	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Compliant	GERMANY

164	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Compliant	GERMANY

165	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant	CHINA

166	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Compliant	CHINA

167	Tantalum	Jiangxi Tuohong New Raw Material	Compliant	CHINA

168	Tantalum	Jiujiang Janny New Material Co., Ltd.	Compliant	CHINA

169	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant	CHINA

170	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	Compliant	CHINA

171	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Compliant	CHINA

172	Tantalum	KEMET Blue Metals	Compliant	MEXICO

173	Tantalum	KEMET Blue Powder	Compliant	UNITED STATES OF AMERICA

174	Tantalum	LSM Brasil S.A.	Compliant	BRAZIL

175	Tantalum	Metallurgical Products India Pvt., Ltd.	Compliant	INDIA

176	Tantalum	Mineracao Taboca S.A.	Compliant	BRAZIL

177	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Compliant	JAPAN

178	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant	CHINA

179	Tantalum	NPM Silmet AS	Compliant	ESTONIA

180	Tantalum	Power Resources Ltd.	Compliant	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

181	Tantalum	QuantumClean	Compliant	UNITED STATES OF AMERICA

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
182	Tantalum	Resind Industria e Comercio Ltda.	Compliant	BRAZIL

183	Tantalum	RFH Tantalum Smeltry Co., Ltd.	Compliant	CHINA

184	Tantalum	Solikamsk Magnesium Works OAO	Compliant	RUSSIAN FEDERATION

185	Tantalum	Taki Chemical Co., Ltd.	Compliant	JAPAN

186	Tantalum	Telex Metals	Compliant	UNITED STATES OF AMERICA

187	Tantalum	Ulba Metallurgical Plant JSC	Compliant	KAZAKHSTAN

188	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Compliant	CHINA

189	Tin	Alpha	Compliant	UNITED STATES OF AMERICA

190	Tin	An Vinh Joint Stock Mineral Processing Company	Non Compliant	VIET NAM

191	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Compliant	CHINA

192	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Compliant	CHINA

193	Tin	China Tin Group Co., Ltd.	Compliant	CHINA

194	Tin	China Yunnan Tin Co Ltd.	Compliant	CHINA

195	Tin	CNMC (Guangxi) PGMA Co., Ltd.	Non Compliant	CHINA

196	Tin	CV Ayi Jaya	Compliant	INDONESIA

197	Tin	CV Dua Sekawan	Compliant	INDONESIA

198	Tin	CV Gita Pesona	Compliant	INDONESIA

199	Tin	CV Serumpun Sebalai	Compliant	INDONESIA

200	Tin	CV Tiga Sekawan	Compliant	INDONESIA

201	Tin	CV United Smelting	Compliant	INDONESIA

202	Tin	CV Venus Inti Perkasa	Compliant	INDONESIA

203	Tin	Dowa	Compliant	JAPAN

204	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Non Compliant	VIET NAM

205	Tin	Elmet S.L.U.	Compliant	SPAIN

206	Tin	EM Vinto	Compliant	BOLIVIA (PLURINATIONAL STATE OF)

207	Tin	Estanho de Rondonia S.A.	Non Compliant	BRAZIL

208	Tin	Fenix Metals	Compliant	POLAND

209	Tin	Gejiu Fengming Metallurgy Chemical Plant	Compliant	CHINA

210	Tin	Gejiu Jinye Mineral Company	Compliant	CHINA

211	Tin	Gejiu Kai Meng Industry and Trade LLC	Compliant	CHINA

212	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Compliant	CHINA

213	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Compliant	CHINA

214	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Active	CHINA

215	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Compliant	CHINA

216	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Compliant	CHINA

217	Tin	HuiChang Hill Tin Industry Co., Ltd.	Compliant	CHINA

218	Tin	Huichang Jinshunda Tin Co., Ltd.	Compliant	CHINA

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
219	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Compliant	CHINA

220	Tin	Magnu’s Minerais Metais e Ligas Ltda.	Compliant	BRAZIL

221	Tin	Malaysia Smelting Corporation (MSC)	Compliant	MALAYSIA

222	Tin	Melt Metais e Ligas S.A.	Compliant	BRAZIL

223	Tin	Metallic Resources, Inc.	Compliant	UNITED STATES OF AMERICA

224	Tin	Metallo-Chimique N.V.	Compliant	BELGIUM

225	Tin	Mineracao Taboca S.A.	Compliant	BRAZIL

226	Tin	Minsur	Compliant	PERU

227	Tin	Mitsubishi Materials Corporation	Compliant	JAPAN

228	Tin	Modeltech Sdn Bhd	Active	MALAYSIA

229	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Compliant	CHINA

230	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Non Compliant	VIET NAM

231	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Compliant	THAILAND

232	Tin	O.M. Manufacturing Philippines, Inc.	Compliant	PHILIPPINES

233	Tin	Operaciones Metalurgical S.A.	Compliant	BOLIVIA (PLURINATIONAL STATE OF)

234	Tin	Pongpipat Company Limited	Non Compliant	MYANMAR

235	Tin	PT Aries Kencana Sejahtera	Compliant	INDONESIA

236	Tin	PT Artha Cipta Langgeng	Compliant	INDONESIA

237	Tin	PT ATD Makmur Mandiri Jaya	Compliant	INDONESIA

238	Tin	PT Babel Inti Perkasa	Compliant	INDONESIA

239	Tin	PT Bangka Prima Tin	Compliant	INDONESIA

240	Tin	PT Bangka Serumpun	Compliant	INDONESIA

241	Tin	PT Bangka Tin Industry	Compliant	INDONESIA

242	Tin	PT Belitung Industri Sejahtera	Compliant	INDONESIA

243	Tin	PT Bukit Timah	Compliant	INDONESIA

244	Tin	PT DS Jaya Abadi	Compliant	INDONESIA

245	Tin	PT Eunindo Usaha Mandiri	Compliant	INDONESIA

246	Tin	PT Inti Stania Prima	Compliant	INDONESIA

247	Tin	PT Karimun Mining	Compliant	INDONESIA

248	Tin	PT Kijang Jaya Mandiri	Compliant	INDONESIA

249	Tin	PT Lautan Harmonis Sejahtera	Compliant	INDONESIA

250	Tin	PT Menara Cipta Mulia	Compliant	INDONESIA

251	Tin	PT Mitra Stania Prima	Compliant	INDONESIA

252	Tin	PT Panca Mega Persada	Compliant	INDONESIA

253	Tin	PT Prima Timah Utama	Compliant	INDONESIA

254	Tin	PT Refined Bangka Tin	Compliant	INDONESIA

255	Tin	PT Sariwiguna Binasentosa	Compliant	INDONESIA

256	Tin	PT Stanindo Inti Perkasa	Compliant	INDONESIA

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
257	Tin	PT Sukses Inti Makmur	Compliant	INDONESIA

258	Tin	PT Sumber Jaya Indah	Compliant	INDONESIA

259	Tin	PT Timah (Persero) Tbk Kundur	Compliant	INDONESIA

260	Tin	PT Timah (Persero) Tbk Mentok	Compliant	INDONESIA

261	Tin	PT Tinindo Inter Nusa	Compliant	INDONESIA

262	Tin	PT Tommy Utama	Compliant	INDONESIA

263	Tin	Resind Industria e Comercio Ltda.	Compliant	BRAZIL

264	Tin	Rui Da Hung	Compliant	TAIWAN, PROVINCE OF CHINA

265	Tin	Soft Metais Ltda.	Compliant	BRAZIL

266	Tin	Super Ligas	Non Compliant	BRAZIL

267	Tin	Thaisarco	Compliant	THAILAND

268	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Non Compliant	VIET NAM

269	Tin	White Solder Metalurgia e Mineracao Ltda.	Compliant	BRAZIL

270	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Compliant	CHINA

271	Tungsten	A.L.M.T. TUNGSTEN Corp.	Compliant	JAPAN

272	Tungsten	ACL Metais Eireli	Compliant	BRAZIL

273	Tungsten	Asia Tungsten Products Vietnam Ltd.	Compliant	VIET NAM

274	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant	CHINA

275	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Compliant	CHINA

276	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Compliant	CHINA

277	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Active	CHINA

278	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant	CHINA

279	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant	CHINA

280	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant	CHINA

281	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Non Compliant	CHINA

282	Tungsten	Global Tungsten & Powders Corp.	Compliant	UNITED STATES OF AMERICA

283	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Compliant	CHINA

284	Tungsten	H.C. Starck Smelting GmbH & Co. KG	Compliant	GERMANY

285	Tungsten	H.C. Starck Tungsten GmbH	Compliant	GERMANY

286	Tungsten	Hunan Chenzhou Mining Co., Ltd.	Compliant	CHINA

287	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Compliant	CHINA

288	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant	CHINA

289	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Non Compliant	CHINA

290	Tungsten	Hydrometallurg, JSC	Compliant	RUSSIAN FEDERATION

291	Tungsten	Japan New Metals Co., Ltd.	Compliant	JAPAN

292	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Compliant	CHINA

293	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Non Compliant	CHINA

294	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant	CHINA

Exhibit 1.01    Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
295	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Non Compliant	CHINA

296	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Compliant	CHINA

297	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Compliant	CHINA

298	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Compliant	CHINA

299	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Compliant	CHINA

300	Tungsten	Kennametal Fallon	Compliant	UNITED STATES OF AMERICA

301	Tungsten	Kennametal Huntsville	Compliant	UNITED STATES OF AMERICA

302	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Compliant	CHINA

303	Tungsten	Moliren Ltd.	Compliant	RUSSIAN FEDERATION

304	Tungsten	Niagara Refining LLC	Compliant	UNITED STATES OF AMERICA

305	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Compliant	VIET NAM

306	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Compliant	PHILIPPINES

307	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	Compliant	CHINA

308	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Compliant	VIET NAM

309	Tungsten	Unecha Refractory Metals Plant	Compliant	RUSSIAN FEDERATION

310	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Compliant	VIET NAM

311	Tungsten	Wolfram Bergbau und Hutten AG	Compliant	AUSTRIA

312	Tungsten	Woltech Korea Co., Ltd.	Compliant	KOREA, REPUBLIC OF

313	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant	CHINA

314	Tungsten	Xiamen Tungsten Co., Ltd.	Compliant	CHINA

315	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Compliant	CHINA

316	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Compliant	CHINA